Exhibit 23.2

                      Consent of Grant Thornton LLP





                [LETTERHEAD OF GRANT THORNTON LLP]


                       ACCOUNTANTS' CONSENT


We have issued our report dated March 20, 1997, accompanying the consolidated financial statements of Fidelity Financial of Ohio, Inc. which are included in the Annual Report on Form 10-K for the year ended December 31, 1996. We hereby consent to the incorporation by reference of said report in the Corporation's Form S-8.


/s/ Grant Thornton LLP




Cincinnati, Ohio
July 17, 1997